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                                   EXHIBIT 21

                       SUBSIDIARIES OF LAKES GAMING, INC.

1.       Grand Casinos Nevada I, Inc., a Minnesota corporation

         (i)      Metroplex-Lakes, LLC, a Minnesota limited liability company

2.       Grand Casinos Pechanga, Inc., a Minnesota corporation

3.       Grand Casinos Washington, Inc., a Minnesota corporation

4.       Grand Media & Electronics Distributing, Inc., a Minnesota corporation

5.       Riverside Entertainment Corp., a Pennsylvania corporation

6.       Grand Resorts de Mexico, S.A. de C.V., a Mexican corporation

7.       Grand Casinos & Resorts of Canada, Inc., a Canadian corporation

8.       Grand Casinos Ontario, Inc., a Canadian corporation

9.       Mille Lacs Gaming, LLC, a Minnesota limited liability company

         (i) Mille Lacs Gaming, LLP, a Minnesota limited liability partnership

10. Grand Casinos of Louisiana, LLC - Tunica-Biloxi, a Minnesota limited liability company

11. Grand Casinos of Louisiana, LLC - Coushatta, a Minnesota limited liability company

         (i) Magnum Investments of Lake Charles, Inc., a Louisiana corporation

         (ii) R & W Investments of Lake Charles, Inc., a Louisiana corporation

12.      Trak 21, LLC, a Minnesota limited liability company

13. Great Lakes Gaming of Michigan, LLC, a Minnesota limited liability company

14.      Lakes Jamul, Inc., a Minnesota corporation

         (i)      Lakes Kean Argovitz Resorts - California, LLC

15.      Lakes Shingle Springs, Inc., a Minnesota corporation

         (i)      Lakes Kean Argovitz Resorts - Shingle Springs, LLC

16.      RFC Acquisition, Co., a Minnesota corporation

17.      Lakes Game Development, LLC, a Minnesota limited liability company

18.      Lakes Nipmuc, Inc., a Minnesota Corporation

19.      Lakes California Land Development, Inc., a Minnesota Corporation

         (i)      2022 Ranch, LLC, a California limited liability company

20.      Lakes Cloverdale, LLC, a Minnesota limited liability company

         (i) Pacific Coast Gaming - Santa Rosa, LLC, a Minnesota limited liability company

21.      Lakes Corning, LLC, a Minnesota limited liability company

         (i) Pacific Coast Gaming - Corning, LLC, a Minnesota limited liability company

22.      Lakes Gaming and Resorts, LLC, a Minnesota limited liability company